SECURITIES AND EXCHANGE COMMISSION

                 Washington, D.C. 20549

                    Form 8-K



                    CURRENT REPORT
          Pursuant to section 13 or 15(d) of the

               Securities Exchange Act
                    of 1934


     Date of Report (Date of earliest event reported)

                 20 February 1998


           GENERAL DYNAMICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware            1-3671           13-1673581
(State or other        (Commission      (IRS Employer
jurisdiction          File Number)         Identification No.)
of incorporation)

        3190 Fairview Park Drive,         22042-4523
        Falls Church, Virginia            (Zip Code)
        Address of principal
        executive offices)

               (703) 876-3000
Registrant's telephone number, including area code

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Item 5. Other Events

     The Court of Federal Claims has awarded General
     Dynamics and The Boeing Company, net of amounts already paid, $1.2 billion in damages stemming from the Pentagon's improper default termination in 1991 of the contract to build the A-12 attack aircraft for the U.S. Navy. In addition to the $1.2 billion for costs spent in performance of that contract, the ruling also entitles the contractors to interest costs, now
     calculated at $538 million.   The government has filed its notice
     of appeal. The press release issued in this regard is attached as
     Exhibit 99.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

     99 - Press Release


                      SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                              GENERAL DYNAMICS CORPORATION

                                   (Registrant)


                               By  /s/ John W. Schwartz

                                    John W. Schwartz
                              Staff Vice President and Controller
                              (Principal Accounting Officer)


3 March 1998

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